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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2003
(September 15, 2003)

RAYOVAC CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-13615 (Commission File Number)	22-2423556 (I.R.S. Employer Identification No.)

601 Rayovac Drive, Madison, Wisconsin, 53711
(Address of principal executive offices, including zip code)

(608) 275-3340
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 9. Regulation FD Disclosure	3
SIGNATURES	20

Item 9. Regulation FD Disclosure

        In connection with a proposed financing to be undertaken by Rayovac Corporation (the "Company") in connection with the proposed acquisition of Remington Products Company, L.L.C. ("Remington"), the Company provided certain summary condensed consolidated financial, summary consolidated financial and other data and certain unaudited pro forma condensed consolidated financial data to potential financing sources. The Company is furnishing the information by setting it forth below.

        As used below, "Rayovac" refers to Rayovac Corporation together with its subsidiaries, "Remington" refers to Remington Products Company L.L.C. together with its subsidiaries, "VARTA" refers to the consumer battery business of VARTA AG, and the terms "we", "us", "our" and other similar terms refer to Rayovac Corporation and its consolidated subsidiaries giving pro forma effect to the acquisition of Remington and, therefore, include Remington and its subsidiaries.

Summary Financial Data—Rayovac

        The following table sets forth summary financial data of Rayovac. The condensed consolidated financial data as of and for each of the fiscal years ended September 30, 2000, 2001 and 2002 have been derived from Rayovac's audited consolidated financial statements. The unaudited condensed consolidated financial data as of and for the nine months ended June 30, 2002 and June 29, 2003 have been derived from Rayovac's unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements as of and for the nine months ended June 30, 2002 and June 29, 2003, reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of Rayovac's management, necessary for a fair presentation of Rayovac's financial position, results of operations and cash flows as of and for the periods presented. The historical results included below and elsewhere in this document are not necessarily indicative of Rayovac's future performance and results for the nine months ended June 29, 2003 are not necessarily indicative of the results of Rayovac's operations for the full year. This information is only a summary and should be read in conjunction with Rayovac's audited consolidated financial statements, unaudited condensed consolidated financial statements and the notes thereto and Rayovac's Management's Discussion and Analysis of Financial Condition and Results of Operations included in Rayovac's reports previously filed with the Securities and Exchange Commission. The summary financial data for the nine months ended June 29, 2003 includes the results of VARTA, which Rayovac acquired on October 1, 2002.

	Fiscal Year Ended September 30,			Nine Months Ended
				June 30, 2002	June 29, 2003
	2000	2001	2002
				(unaudited)
	(in millions)
Statement of Operations Data:
Net sales(1)(2)	$630.9	$616.2	$572.7	$418.4	$670.2
Cost of sales(1)	371.5	361.2	334.1	248.7	395.6
Special charges-cost of sales(3)	—	22.1	1.2	2.6	21.7
Gross profit(1)	259.4	232.9	237.4	167.1	252.9
Operating expenses(1)(4)	170.1	178.3	174.4	129.6	211.7
Special charges-operating expenses(5)	—	0.2	—	—	9.9
Income from operations	89.3	54.4	63.0	37.5	31.3
Income before income taxes(6)	58.0	17.5	45.7	25.2	3.8
Net income	38.4	11.5	29.2	16.1	2.6
Other Financial Data:
EBITDA(7)	$108.6	$65.9	$80.8	$51.9	$55.9
Adjusted EBITDA(7)(8)	108.6	96.8	82.0	54.5	92.9
Net cash provided by operating activities	32.8	18.0	66.8	53.5	33.4
Capital expenditures	19.0	19.7	15.6	11.9	17.4
Depreciation and amortization (excluding amortization of debt issuance costs)(4)	20.0	21.2	19.1	14.5	24.0
Balance Sheet Data (at period end):
Cash and cash equivalents	$9.8	$11.4	$9.9	$9.1	$10.2
Working capital(9)	104.7	158.5	140.5	130.5	173.7
Total assets(1)	549.6	566.5	533.2	502.5	1,004.5
Total debt	317.6	258.0	201.9	213.5	492.9
Total shareholders' equity	80.7	157.6	174.8	167.5	187.9

(1)
Certain reclassifications have been made to reflect the adoption of Emerging Issues Task Force ("EITF") 01-09 (which codified certain provisions of EITF 00-14, 00-22 and 00-25) in all periods presented. EITF 01-09 addresses the recognition, measurement and income statement classification of various types of sales incentives, either as a reduction to revenue or as an expense. Concurrent with the adoption of EITF 00-25, Rayovac reclassified certain accrued trade incentives as a contra receivable versus Rayovac's previous presentation as a component of accounts payable. See also note 2(v) to Rayovac's audited consolidated financial statements.

(2)
Nine months ended June 29, 2003 includes net sales reduction of $2.3 million related to North American retailer inventory markdown programs associated with the launch of Rayovac's comprehensive new alkaline pricing program announced in 2003. These programs were launched in response to Duracell's reduction of prices in the U.S. market on certain AA and AAA batteries.

(3)
Rayovac recorded special charges-cost of sales as follows during the fiscal years ended September 30, 2001 and 2002 and during the nine months ended June 30, 2002 and June 29, 2003:

  In fiscal 2001, a $22.1 million charge ($9.9 million of which was non-cash) was recognized related to (i) an organizational restructuring in the U.S., (ii) manufacturing and distribution cost rationalization initiatives in Rayovac's Tegucigalpa, Honduras and Mexico City, Mexico manufacturing facilities and in its European operations, (iii) the closure of Rayovac's Wonewoc, Wisconsin manufacturing facility, (iv) the rationalization of uneconomic manufacturing processes at Rayovac's Fennimore, Wisconsin manufacturing facility and (v) the rationalization of packaging operations and product lines. The amount recorded includes $10.1 million of employee termination benefits for approximately 570 notified employees, $10.2 million of equipment, inventory and other asset write-offs and $1.8 million of other expenses.

  In fiscal 2002, a $1.2 million charge ($0.9 million of which was non-cash) was recognized related to a restructuring initiative in Latin America and reversal of previously accrued amounts. A $2.5 million charge ($0.9 million of which was non-cash) was recorded for Latin American initiatives which included: (i) the closure of Rayovac's Santo Domingo, Dominican Republic manufacturing operations and (ii) outsourcing a portion of Rayovac's zinc carbon battery production, previously manufactured at its Mexico City, Mexico location. The amount recorded includes approximately $1.2 million of employee termination benefits for approximately 115 manufacturing employees, $0.9 million of charges from the abandonment of equipment and inventory associated with the closing of the manufacturing facility and other expenses. The net charge during the year also includes the reversal of expenses previously accrued in fiscal 2001 of $1.3 million which were ultimately not realized, primarily relating to termination costs.

  In the nine months ended June 30, 2002, a $2.6 million charge ($1.3 million of which was non-cash) was recognized related to a restructuring initiative in Latin America which included: (i) the closure of Rayovac's Santo Domingo, Dominican Republic manufacturing operations and (ii) outsourcing a portion of Rayovac's zinc carbon battery production, previously manufactured at its Mexico City, Mexico location. The amount recorded includes approximately $1.2 million of employee termination benefits for approximately 115 manufacturing employees, $1.3 million of charges from the abandonment of equipment and inventory associated with the closing of the manufacturing facility and other expenses.

  In the nine months ended June 29, 2003, a $21.7 million charge ($14.1 million of which was non-cash) was recognized, which includes amounts related to: (i) the closure in October 2002 of Rayovac's Mexico City, Mexico plant and integration of production into its Guatemala City, Guatemala manufacturing location, resulting in charges of approximately $6.2 million, including termination payments of approximately $1.4 million, fixed asset and inventory impairments of approximately $4.3 million and other shutdown related expenses, (ii) the closure of operations at Rayovac's Madison, Wisconsin packaging facility and combination with its Middleton, Wisconsin distribution center into a new leased complex in Dixon, Illinois resulting in charges of approximately $13.2 million, including pension and termination costs of approximately $2.9 million, fixed asset and inventory impairments of approximately $8.8 million and relocation expenses and other shutdown related expenses and (iii) a series of restructuring initiatives impacting Rayovac's manufacturing functions in Europe, North America, and Latin America resulting in charges of approximately $2.3 million, including termination benefits of approximately $1.3 million and inventory and asset impairments of approximately $1.0 million.

(4)
Pursuant to Financial Accounting Standards Board ("FASB") Statement No. 142, Goodwill and Other Intangible Assets, Rayovac ceased amortizing goodwill on October 1, 2001. Upon initial application of Statement No. 142, Rayovac reassessed the useful lives of our intangible assets and deemed only the trade name to have an indefinite useful life because it is expected to generate cash flows indefinitely. Based on this, Rayovac ceased amortizing the trade name on October 1, 2001. Goodwill and tradename amortization expense for fiscal 2000 and fiscal 2001 included in depreciation and amortization in income from operations are as follows:

	2000	2001
	(in millions)
Goodwill amortization	$1.2	$1.1
Trade name amortization	2.3	2.3

	$3.5	$3.4

(5)
Rayovac recorded special charges-operating expenses as follows during the fiscal year ended September 30, 2001 and during the nine months ended June 29, 2003:

  In fiscal 2001, $0.2 million of cash charges were recognized attributable to Rayovac's secondary offering of our common stock in June 2001.

  In the nine months ended June 29, 2003, a $9.9 million charge ($0.5 million of which was non-cash) was recognized, which includes amounts related to: (i) the closure of operations at Rayovac's Middleton, Wisconsin distribution center and combination with its Madison, Wisconsin packaging facility into a new leased complex in Dixon, Illinois resulting in charges of approximately $0.8 million, including termination costs of approximately $0.4 million, fixed asset impairments of approximately $0.3 million and relocation expenses and other shutdown related expenses and (ii) a series of restructuring initiatives impacting Rayovac's sales, marketing and administrative functions in Europe, North America and Latin America resulting in charges of approximately $9.1 million, including termination costs of approximately $7.3 million, research and development contract termination costs of approximately $0.5 million, fixed asset impairments of $0.2 million and integration, legal and other expenses of approximately $1.1 million.

(6)
Rayovac recorded non-operating expenses within income before income taxes as follows during the fiscal year ended September 30, 2001 and during the nine month period ended June 29, 2003:

  In April 2002, the FASB issued Statement No. 145, Rescission of FASB Statements No. 4, 44 and 64, and Amendment of FASB Statement No. 13, and Technical Corrections, which addresses, among other things, the income statement presentation of gains and losses related to debt extinguishments, requiring such expenses to no longer be treated as extraordinary items, unless the items meet the definition of extraordinary per Accounting Principles Board ("APB") Opinion No. 30. Rayovac adopted this statement on October 1, 2002. As a result:

    In fiscal 2001, a non-operating expense of $8.6 million was recorded for the premium on the repurchase of $65.0 million of Rayovac's senior subordinated notes and related write-off of unamortized debt issuance costs in connection with a primary offering of Rayovac's common stock in June 2001.

    During the nine months ended June 29, 2003, a non-operating expense of $3.1 million was recorded for the write-off of unamortized debt issuance costs associated with the replacement of Rayovac's previous credit facility in October 2002.

(7)
EBITDA represents net income plus interest expense, income tax expense and depreciation and amortization (excluding amortization of debt issuance costs). Adjusted EBITDA represents EBITDA plus special charges included within cost of sales and operating expenses and other items identified below. The presentation of Adjusted EBITDA herein reflects the calculation of Adjusted EBITDA under

  Rayovac's existing senior credit facilities. Management believes that EBITDA and Adjusted EBITDA may be useful for potential purchasers of the notes in assessing Rayovac's operating performance and its ability to meet its debt service requirements. EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable with similarly titled measures of other companies. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing Rayovac's operating results and liquidity. Therefore, EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

  EBITDA and Adjusted EBITDA are calculated from net income and reconciled to net cash provided by operating activities as follows:

	Fiscal Year Ended September 30,			Nine Months Ended
				June 30, 2002	June 29, 2003
	2000	2001	2002
	(in millions)
Net income	$38.4	$11.5	$29.2	$16.1	$2.6
Interest expense	30.6	27.2	16.0	12.2	28.1
Income tax expense	19.6	6.0	16.5	9.1	1.2
Depreciation and amortization (excluding amortization of debt issuance costs)	20.0	21.2	19.1	14.5	24.0

EBITDA	108.6	65.9	80.8	51.9	55.9
Special charges-cost of sales	—	22.1	1.2	2.6	21.7
Special charges-operating expenses	—	0.2	—	—	9.9
Other(A)	—	8.6	—	—	5.4

Adjusted EBITDA	108.6	96.8	82.0	54.5	92.9
Interest expense, less amortization	(28.3)	(25.1)	(14.4)	(11.0)	(26.8)
Other non-cash adjustments	2.2	2.1	5.8	0.3	(10.3)
Change in assets and liabilities, net of acquisitions	(30.1)	(37.7)	10.5	20.0	(3.3)
Current income taxes, cash special charges and other	(19.6)	(18.1)	(17.1)	(10.3)	(19.1)

Net cash provided by operating activities	$32.8	$18.0	$66.8	$53.5	$33.4

(A)
Other consists of the following:

•
Write-off of unamortized debt issuance costs of $8.6 million and $3.1 million in fiscal 2001 and the nine months ended June 29, 2003, respectively

•
North American retailer inventory markdown programs of $2.3 million in the nine months ended June 29, 2003

(8)
In calculating Adjusted EBITDA, no adjustments were made related to the $12.0 million bad debt expense related to Kmart's bankruptcy during fiscal 2002 and the nine months ended June 30, 2002.

(9)
Working capital is defined as current assets less current liabilities.

Summary Financial Data—Remington

        The following table sets forth Remington's summary financial data. The consolidated financial data of Remington as of and for each of the years ended December 31, 2000, 2001 and 2002 have been derived from Remington's audited consolidated financial statements. The consolidated financial data as of and for the six months ended June 30, 2002 and June 30, 2003 have been derived from Remington's unaudited consolidated financial statements. The unaudited consolidated financial data as of and for the six months ended June 30, 2002 and June 30, 2003 reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of Remington's management, necessary for a fair presentation of Remington's financial position, results of operations and cash flows as of and for the periods presented. The historical results indicated below and elsewhere in this document are not necessarily indicative of Remington's future performance and results for the six months ended June 30, 2003 are not necessarily indicative of the results of Remington's operations for the full year. This information is only a summary and should be read in conjunction with Remington's consolidated financial statements and the notes thereto and Remington's Management's Discussion and Analysis of Financial Condition and Results of Operations included in Remington's reports previously filed with the Securities and Exchange Commission.

	Fiscal Year Ended December 31,			Six Months Ended June 30,
	2000	2001	2002	2002	2003
	(in millions)
				(unaudited)
Statement of Operations Data:
Net sales(1)	$342.2	$356.0	$365.1	$123.8	$119.0
Cost of sales	196.5	230.5	210.0	74.1	66.2
Gross profit	145.7	125.5	155.1	49.7	52.8
Operating expenses(1)(2)	107.4	123.6	114.9	43.1	42.8
Income from operations	38.3	1.9	40.2	6.6	10.0
Income (loss) before income taxes	13.1	(26.5)	17.0	(4.6)	(0.2)
Net income (loss)	12.7	(23.4)	16.8	(4.3)	(0.9)
Other Financial Data:
EBITDA(3)	$43.7	$5.7	$44.8	$8.9	$12.9
Cash provided by (used in) operating activities	(3.9)	(4.3)	58.5	11.8	(0.7)
Capital expenditures	4.4	4.3	2.1	1.1	1.1
Depreciation and amortization (excluding amortization of debt issuance costs)	5.8	5.8	3.4	1.6	1.7
Balance Sheet Data (at period end):
Cash and cash equivalents	$10.3	$4.1	$32.8	$3.7	$24.7
Working capital(4)	106.0	87.4	82.6	75.2	80.6
Total assets	242.5	241.7	235.1	200.9	198.6
Total debt	203.3	213.0	187.1	203.1	180.5
Total members' deficit	(17.5)	(42.4)	(27.0)	(46.9)	(26.0)

(1)
Net sales for all periods reflect reductions for certain costs, primarily the cost of cooperative advertising with trade customers which have been reclassified from operating expenses.

(2)
Remington adopted FASB Statement No. 142, Goodwill and Other Intangible Assets, on January 1, 2002. In accordance with Statement No. 142, beginning January 1, 2002, Remington's goodwill and its tradenames, which have been deemed to have indefinite lives, are no longer being amortized and are subject to annual impairment tests. Remington recognized goodwill and tradename amortization expense of $1.5 million annually in 2000 and 2001 included in income from operations.

(3)
EBITDA represents net income (loss) plus interest expense, income tax expense (benefit) and depreciation and amortization (excluding amortization of debt issuance costs). Management believes that EBITDA and related measures could be useful for potential purchasers of the notes in assessing Remington's operating performance. EBITDA, as used herein, is not necessarily comparable with similarly titled measures of other companies. EBITDA should not be considered in isolation or as an alternative to operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

EBITDA
is calculated from net income (loss) and reconciled to cash provided by (used in) operating activities as follows:

	Fiscal Year Ended December 31,			Six Months Ended June 30,
	2000	2001	2002	2002	2003
	(in millions)
Net income (loss)	$12.7	$(23.4)	$16.8	$(4.3)	$(0.9)
Interest expense(A)	24.8	26.4	24.4	11.9	11.4
Income tax expense (benefit)	0.4	(3.1)	0.2	(0.3)	0.7
Depreciation and amortization (excluding amortization of debt issuance costs)	5.8	5.8	3.4	1.6	1.7

EBITDA	43.7	5.7	44.8	8.9	12.9
Interest expense (income), less amortization	(22.0)	(24.2)	(22.1)	(10.9)	(10.1)
Other non-cash adjustments	2.8	11.2	3.8	(1.2)	0.7
Change in assets and liabilities	(28.0)	(0.2)	32.2	14.7	(3.5)
Current income tax expenses (benefit) and other	(0.4)	3.2	(0.2)	0.3	(0.7)

Cash provided by (used in) operating activities	$(3.9)	$(4.3)	$58.5	$11.8	$(0.7)

(A)
Interest expense excludes interest income of $0.4 million, $0.1 million and $0.2 million, respectively, for the years ended December 31, 2000, 2001 and 2002 and $ — and $0.2 million, respectively during the six month periods ended June 30, 2002 and June 30, 2003. Interest income is excluded from interest expense as reported in Remington's form 10-K and 10-Q filings to provide consistency with Rayovac's definition of EBITDA.

(4)
Working capital is defined as current assets less current liabilities.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 and the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002, the twelve months ended June 29, 2003 and the nine months ended June 29, 2003 are based on the consolidated financial statements of Rayovac and Remington after giving effect to the acquisition of VARTA, the consummation of the acquisition of Remington, the offering by us of $300 million of senior subordinated notes, the retirement of Remington's 11% Series B Senior Subordinated Notes due 2006 and 11% Series D Senior Subordinated Notes due 2006 and the amendment of our senior credit facilities, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial data. We have presented pro forma condensed consolidated statement of operations data for the twelve months ended June 29, 2003 because our management believes investors may find such data to be a useful measure of our recent operating performance.

        The unaudited pro forma condensed consolidated balance sheet as of June 29, 2003 has been derived from Rayovac's unaudited condensed consolidated balance sheet as of June 29, 2003 and Remington's unaudited consolidated balance sheet as of June 30, 2003, adjusted to give effect to the transactions as if they occurred on June 29, 2003. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2002, the twelve months ended June 29, 2003 and the nine months ended June 29, 2003 give effect to the transactions as if they occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2002 and the twelve months ended June 29, 2003 give effect to the acquisition of VARTA, which occurred on October 1, 2002, as if it occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated statements of operations exclude non-recurring items directly attributable to the transactions.

        The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt and equity structure and to adjust amounts related to Remington's assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to assets, interest expense and the income tax effect related to the pro forma adjustments.

        The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Remington that exist as of the date of the completion of the transactions. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data. In addition, the impact of integration activities, the timing of the completion of the transactions and other changes in Remington's assets and liabilities prior to completion of the transactions could cause material differences in the information presented.

        The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and have been derived from, and should be read in conjunction with, the consolidated financial statements of Rayovac, Remington and combined financial statements for VARTA, including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial data, are based on currently available information and certain adjustments that we believe are reasonable. They are not necessarily indicative of our consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 29, 2003
(in millions)

	Rayovac	Remington*	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Assets
Current assets:
Cash and cash equivalents	$10.3	$24.7	$(5.5	)(A)(ii)	$29.5
Accounts receivable, net	189.7	41.2	—		230.9
Inventories	155.9	52.2	(5.0	)(A)(iii)	203.1
Other current assets	55.9	6.0	14.4	(A)(iv)	76.3

Total current assets	411.8	124.1	3.9		539.8
Property plant and equipment, net	150.8	12.1	(5.0	)(A)(v)	157.9
Intangible assets, net	360.2	51.9	235.8	(A)(vi)	647.9
Other assets	81.7	10.5	10.4	(A)(vii)	102.6

Total assets	$1,004.5	$198.6	$245.1		$1,448.2

Liabilities, members' deficit and stockholders' equity
Current liabilities:
Current portion of long-term debt	$18.3	$0.2	$—		$18.5
Accounts payable	109.7	19.4	—		129.1
Accrued liabilities	110.0	23.9	17.6	(A)(viii)	151.5

Total current liabilities	238.0	43.5	17.6		299.1
Long term debt, net of current maturity	474.6	180.2	193.9	(B)	848.7
Other non-current liabilities	104.0	0.9	7.6	(A)(x)	112.5

Total liabilities	816.6	224.6	219.1		1,260.3

Total shareholders' equity and members' deficit	187.9	(26.0)	26.0	(A)(xi)	187.9

Total liabilities, shareholders' equity and members' deficit	$1,004.5	$198.6	$245.1		$1,448.2

*
The Remington balance sheet is as of June 30, 2003.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(A)
The total estimated consideration as shown in the table below is allocated to the tangible and intangible assets and liabilities of Remington based on their estimated fair values as of the date of the completion of the Remington acquisition, with components of the transactions impacting certain balance sheet line items. The preliminary estimated purchase price and allocation thereof is as follows (in millions):

Total purchase price:
Cash purchase price paid	$165.0
Assumption of Remington Notes	180.0
Acquisition related costs, net of applied cash on hand	21.4

Total purchase price paid, including acquisition related expenditures	$366.4

Preliminary allocation of purchase price, reflecting the transactions:
Estimated adjustments to reflect assets and liabilities at fair value(i):
Cash and cash equivalents used in the transactions(ii)	$(5.5)
Inventory valuation(iii)	(5.0)
Other current assets consisting of net current deferred tax asset on purchase accounting items(iv)	14.4
Property, plant and equipment valuation(v)	(5.0)
Intangible assets including goodwill, tradename and amortizable intangibles(vi)	235.8
Other assets, including debt issuance costs and long-term deferred tax assets(vii)	10.4
Accrued liabilities(viii)	(17.6)
Retirement of Remington Notes(ix)	172.5
Long-term deferred tax related to amortizable intangible asset(x)	(7.6)
Book value of acquired assets and liabilities, as of June 30, 2003(xi)	(26.0)

$366.4

  (i)
  A final determination of the fair values and useful lives of such assets, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates made by management. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed financial data.

  (ii)
  Cash on hand used to fund the transactions.

  (iii)
  Adjustment to the estimated purchase accounting valuation related to inventory.

  (iv)
  Tax benefits associated with the write-off of Remington unamortized debt issuance costs, which is expected to occur at the time of the transactions, and purchase accounting adjustments to current assets and current liabilities.

  (v)
  Adjustment to the estimated purchase accounting valuation related to property, plant and equipment.

  (vi)
  Estimated fair market value of the Remington tradename, other intangible assets and goodwill. Pursuant to the provision of FASB Statement No. 142, Goodwill and Other Intangible Assets, we believe the Remington tradename to have an indefinite useful life and, as such, will not be amortized. The tradename and goodwill will be tested annually for impairment. We preliminarily estimate that the remaining intangible assets will have a useful life of 10 years.

  (vii)
  Acquisition financing costs of $14.7 million and tax benefits of $3.3 million related to non-current assets and liabilities, less the write-off of Remington unamortized debt issuance costs of $7.6 million.

  (viii)
  Estimated purchase accounting accrued liabilities established, offset by a reduction of accrued interest on the Remington Notes.

  (ix)
  Net retirement of the Remington Notes of $180.0 million, offset by incremental borrowings required to pay accrued interest on the Remington Notes.

  (x)
  Long-term deferred tax liability related to an estimated $20.0 million amortizable intangible asset established.

  (xi)
  Represents the acquired net assets of Remington.

(B)
Net incremental borrowings to finance the transactions.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended June 29, 2003
(in millions)

	Rayovac	Remington*	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Net sales	$670.2	$281.1	$—		$951.3
Cost of goods sold	395.6	156.8	—		552.4
Special charges	21.7	—	—		21.7

Gross profit	252.9	124.3	—		377.2
Operating expenses:
Operating expenses	211.7	92.0	0.4	(A)	304.1
Special charges	9.9	—	—		9.9

	221.6	92.0	0.4		314.0
Income (loss) from operations	31.3	32.3	(0.4)		63.2
Interest expense	28.1	17.4	6.0	(B)(C)	51.5
Non-operating expense	3.1	—	—		3.1
Other (income) expense, net	(3.7)	(1.5)	(0.3)	(C)	(5.5)

Income (loss) before income taxes	3.8	16.4	(6.1)		14.1
Income tax expense	1.2	1.8	2.1	(D)	5.1

Net income	$2.6	$14.6	$(8.2)		$9.0

*
The Remington statement of operations is for the nine months ended June 30, 2003.

Notes begin on the third succeeding page.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended September 30, 2002
(in millions)

	Rayovac	Remington*	VARTA**	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Net sales	$572.7	$365.1	$370.5	$—		$1,308.3
Cost of goods sold	334.1	210.0	227.8	—		771.9
Special charges	1.2	—	—	—		1.2

Gross profit	237.4	155.1	142.7	—		535.2
Operating expenses:
Operating expenses	174.4	114.9	116.3	0.5	(A)	406.1
Special charges	—	—	—	—		—

	174.4	114.9	116.3	0.5		406.1
Income (loss) from operations	63.0	40.2	26.4	(0.5)	(B)(C)	129.1
Interest expense	16.0	24.2	24.7	8.1		73.0
Non-operating expense	—	—	—	—		—
Other (income) expense, net	1.3	(1.0)	1.6	(0.2)	(C)	1.7

Income (loss) before income taxes	45.7	17.0	0.1	(8.4)		54.4
Income tax expense	16.5	0.2	2.8	3.1	(D)	22.6

Net income (loss)	$29.2	$16.8	$(2.7)	$(11.5)		$31.8

*
The Remington statement of operations is for the year ended December 31, 2002.

**
The VARTA results presented above represent the effect of the VARTA acquisition as if it had taken place on October 1, 2001. The principal pro forma adjustments reflect incremental interest expense of $22.4 million on indebtedness incurred to finance the acquisition of VARTA and income tax benefit of $9.0 million. Pro forma adjustments have been updated to reflect current knowledge of purchase price allocation.

Notes begin on the second succeeding page.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Twelve Months Ended June 29, 2003
(in millions)

	Rayovac	Remington*	VARTA**	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Net sales	$824.5	$360.3	$92.2	$—		$1,277.0
Cost of goods sold	481.0	202.1	59.9	—		743.0
Special charges	20.3	—	—	—		20.3

Gross profit	323.2	158.2	32.3	—		513.7
Operating expenses:
Operating expenses	256.4	114.7	29.2	0.5	(A)	400.8
Special charges	9.9	—	—	—		9.9

	266.3	114.7	29.2	0.5		410.7
Income (loss) from operations	56.9	43.5	3.1	(0.5)		103.0
Interest expense	31.9	23.5	5.6	8.0	(B)(C)	69.0
Non-operating expense	3.1	—	—	—		3.1
Other (income) expense, net	(2.4)	(1.4)	0.6	(0.4)	(C)	(3.6)

Income (loss) before income taxes	24.3	21.4	(3.1)	(8.1)		34.5
Income tax (benefit) expense	8.6	1.2	(0.8)	3.8	(D)	12.8

Net income (loss)	$15.7	$20.2	$(2.3)	$(11.9)		$21.7

*
The Remington statement of operations is for the twelve months ended June 30, 2003.

**
The VARTA results presented above represent the incremental impact of the VARTA acquisition, including pro forma adjustments, for the three months ended September 30, 2002. Pro forma adjustments have been updated to reflect current knowledge of purchase price allocation.

Notes begin on the succeeding page.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

(A)
Represents adjustments for increased intangible asset amortization associated with acquired intangible assets deemed to have determinable useful lives. Assumes amortization on a straight-line basis over an estimated useful life of 10 years. Also includes the elimination of $1.5 million of annual management fees paid to Vestar Corporation by Remington for which Remington received no services.

(B)
To reflect the increase in interest expense, including amortization of note and debt issuance costs totaling approximately $1.5 million annually. These costs are associated with the issuance of the notes and amendments required for existing credit facilities, both used to finance the purchase price of the acquisition and refinance the existing Remington debt. The interest rate on the notes is assumed to be 9%.

(C)
Other (income) expense, net reflects a reclassification of Remington's interest income of $0.2 million, $0.3 million and $0.2 million for the fiscal year ended September 30, 2002, twelve months ended June 29, 2003, and the nine months ended June 29, 2003. Interest expense has been increased by the amounts indicated above, as Remington's statements of operations present interest expense as net of interest income.

(D)
To reflect the (1) income tax effect of incremental interest expense, amortization of amortizable intangible assets and elimination of management fees and (2) effects of eliminating the Remington partnership tax structure, by adjusting the tax rate for Remington to 38%.

Summary Unaudited Pro Forma Condensed Consolidated Financial Data

        The following table sets forth summary unaudited pro forma condensed consolidated financial data for Rayovac, giving effect to the acquisitions of VARTA and Remington, as if they had occurred on the dates indicated below and after giving effect to the pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations data for the twelve months ended June 29, 2003 gives effect to the acquisition of VARTA, the consummation of the acquisition of Remington, the offering by us of $300 million of senior subordinated notes, the retirement of Remington's 11% Series B Senior Subordinated Notes due 2006 and 11% Series D Senior Subordinated Notes due 2006 and the amendment of our senior credit facilities, as if they had occurred on July 1, 2002. The unaudited pro forma condensed consolidated balance sheet data as of June 29, 2003 has been derived from Rayovac's unaudited balance sheet as of June 29, 2003 and Remington's unaudited balance sheet as of June 30, 2003, adjusted to give effect to the transactions as if they occurred on June 29, 2003. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma results of operations are not necessarily indicative of the results of operations that would have been achieved had the transactions reflected therein been consummated on the date indicated or that will be achieved in the future. We have presented pro forma condensed consolidated statement of operations data for the twelve months ended June 29, 2003 because our management believes investors may find such data to be a useful measure of our recent operating performance. The unaudited pro forma condensed consolidated financial data are only a summary and should be read in conjunction with Rayovac's, VARTA's and Remington's historical consolidated financial statements and the notes thereto and the other information included in this report.

	Twelve Months Ended June 29, 2003(1)
	(dollars in millions)
Statement of Operations Data:
Net sales(2)	$1,277.0
Cost of sales	743.0
Special charges-cost of sales(3)	20.3
Gross profit	513.7
Operating expenses	400.8
Special charges-operating expenses(3)	9.9
Income from operations	103.0
Income before income taxes	34.5
Net income	21.7
Other Financial Data:
EBITDA(4)	$140.4
Adjusted EBITDA(4)	176.0
Net cash provided by operating activities	72.4
Capital expenditures	30.3
Depreciation and amortization (excluding amortization of debt issuance costs)	36.9
Ratio of total net debt to Adjusted EBITDA(5)	4.8	x
Ratio of Adjusted EBITDA to interest expense	2.6	x
Balance Sheet Data (at period end):
Cash and cash equivalents(6)	$29.5
Working capital(7)	240.7
Total assets	1,448.2
Total debt	867.2
Total shareholders' equity	187.9

(1)
A final determination of the fair values and useful lives of such assets, which cannot be made prior to the completion of the acquisition, may differ materially from preliminary estimates made by management. Any final adjustments may change the allocation of purchase price, which could affect the fair values assigned to the assets and liabilities, and could result in a change to the unaudited pro forma condensed consolidated financial data.

(2)
Includes net sales reduction of $2.3 million related to North American retailer inventory markdown programs associated with the launch of our comprehensive new alkaline pricing program announced in fiscal 2003. These programs were launched in response to Duracell's reduction of prices in the U.S. market on certain AA and AAA batteries.

(3)
See footnotes (3) and (5) under the caption "Summary Financial Data—Rayovac" for a description of the special charges included in cost of sales and operating expenses.

(4)
EBITDA represents net income plus interest expense, income tax expense and depreciation and amortization (excluding amortization of debt issuance costs). Adjusted EBITDA represents EBITDA plus special charges included within cost of sales and operating expenses and other items identified below. The presentation of Adjusted EBITDA herein reflects the calculation of Adjusted EBITDA under our existing senior credit facilities. Management believes that EBITDA and Adjusted EBITDA may be useful for potential purchasers of the notes in assessing our operating performance and our ability to meet our debt service requirements. EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable with similarly titled measures of other companies. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results and liquidity. Therefore, EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to operating income, cash flow or other combined income or cash flow data prepared in accordance with U.S. GAAP.

EBITDA
and Adjusted EBITDA are calculated from net income and reconciled to net cash provided by operating activities as follows:

Twelve Months Ended June 29, 2003
(in millions)
Net income	$21.7
Interest expense	69.0
Income tax expense	12.8
Depreciation and amortization (excluding amortization of debt issuance costs)	36.9

EBITDA	140.4
Special charges-cost of sales	20.3
Special charges-operating expenses	9.9
Other(A)	5.4

Adjusted EBITDA	176.0
Interest expense, less amortization	(63.1)
Change in assets and liabilities, net of acquisitions	(10.6)
Current income taxes, cash special charges and all other	(29.9)

Net cash provided by operating activities	$72.4

(A)
Other consists of the following:

•
Write-off of unamortized debt issuance costs of $3.1 million

•
North American retailer inventory markdown programs of $2.3 million

(5)
Total net debt is defined as total debt, less cash and cash equivalents. Total net debt at June 29, 2003, on a pro forma basis, would have been $837.7 million.

(6)
We expect actual cash and cash equivalents at the closing of the transaction will be less than pro forma amounts as a result of funding seasonal working capital requirements.

(7)
Working capital is defined as current assets less current liabilities.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYOVAC CORPORATION
Date: September 15, 2003	By:	/s/ RANDALL J. STEWARD Randall J. Steward Executive Vice President and Chief Financial Officer

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TABLE OF CONTENTS
Summary Financial Data—Rayovac
Summary Financial Data—Remington
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
Unaudited Pro Forma Condensed Consolidated Balance Sheet As of June 29, 2003 (in millions)
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
Unaudited Pro Forma Condensed Consolidated Statement of Operations Nine Months Ended June 29, 2003 (in millions)
Unaudited Pro Forma Condensed Consolidated Statement of Operations Year Ended September 30, 2002 (in millions)
Unaudited Pro Forma Condensed Consolidated Statement of Operations Twelve Months Ended June 29, 2003 (in millions)
Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations
Summary Unaudited Pro Forma Condensed Consolidated Financial Data
SIGNATURES